NPB Capital Trust II

                           (a Delaware business trust)

                              Preferred Securities

                     % Cumulative Trust Preferred Securities
                 (Liquidation Amount $25 per Preferred Security)


                         FORM OF UNDERWRITING AGREEMENT
                         ------------------------------




                                                                   August , 2002



JANNEY MONTGOMERY SCOTT LLC
ADVEST, INC.
as Representatives (the "Representatives")
    of the Several Underwriters
Named in Schedule I hereto
c/o Janney Montgomery Scott LLC
1801 Market Street
Philadelphia, Pennsylvania  19103

Ladies and Gentlemen:

                  NPB Capital Trust II (the "Trust"), a statutory business trust organized under the Business Trust Act of the State of Delaware (the "Delaware Act"), and National Penn Bancshares, Inc., a Pennsylvania business corporation (the "Company"), as depositor of the Trust and as guarantor (the Trust and the Company are referred to together as the "Offerors"), hereby confirm their agreement with Janney Montgomery Scott LLC and Advest, Inc. who are the Representatives of the several Underwriters named in Schedule I hereto (together the "Underwriters"), with respect to the issue and sale by the Trust and the purchase by the Underwriters of 2,200,000 (the "Initial Securities") of the Trust's __% Cumulative Trust Preferred Securities having an aggregate liquidation amount of $55,000,000. The Trust and the Company also propose to issue and sell to the Underwriters, at the Underwriters' option, up to 330,000 Preferred Securities having an additional aggregate liquidation amount of up to $8,250,000 (the "Option Securities") as set forth herein. The term "Preferred Securities" as used herein, unless indicated otherwise, shall mean the Initial Securities and the Option Securities. If the Representatives are the only firms named in Schedule I hereto, then the terms "Underwriters" and "Representatives," as used herein, shall each be deemed to refer to such firms.

                  The Preferred Securities and the Common Securities (as defined herein) are to be issued pursuant to the terms of an Amended and Restated Trust Agreement, to be dated as of the Closing Time (as defined in Section 2 hereof) (the "Trust Agreement"), among the Company, as depositor, Christiana Bank & Trust Company (the "Trust Company"), a Delaware banking corporation, as property trustee (the "Property Trustee") and as Delaware trustee (the "Delaware Trustee"), and Sandra L. Spayd, an individual, and Gary L. Rhoads, an individual (the "Administrative Trustees" and, together with the Property Trustee and the Delaware Trustee, the "Trustees") and the holders from time to time of undivided interests in the assets of the Trust. The Preferred Securities will be guaranteed by the Company to the extent provided in the Guarantee Agreement, to be dated as of the Closing Time (the "Guarantee Agreement"), between the Company and the Trust Company, as trustee (the "Guarantee Trustee"), with respect to distributions and payments upon liquidation, redemption and otherwise. The assets of the Trust will consist of __% subordinated debentures due September 30, 2032 (the "Debentures") of the Company, which will be issued under the Indenture to be dated as of the Closing Time (the "Indenture"), between the Company and the Trust Company, as trustee (the "Indenture Trustee"). Under certain circumstances, the Debentures will be distributable to the holders of undivided beneficial interests in the assets of the Trust. The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of the Trust's common securities (the "Common Securities") and will be used by the Trust to purchase an equivalent amount of the Debentures.

                  The initial public offering price for the Preferred Securities, the purchase price to be paid by the Underwriters for the Preferred Securities, the commission per Preferred Security to be paid by the Company to the Underwriters and the distribution rate to be paid on the Preferred Securities shall be agreed upon by the Company and the Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Preferred Securities will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and all references herein to "this Agreement" shall be deemed to include, the Price Determination Agreement.

                  The Offerors have prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File Nos. 333-97361 and 333-97361-01) covering the registration of the Preferred Securities, the Guarantee and the Debentures under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and, if such registration statement has not become effective, the Company will prepare and file, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus except that if, at any time the registration statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the rules and regulations of the Commission under the 1933 Act ("Rule 430A"), then the Offerors will prepare, and file or transmit for filing with the Commission in accordance with Rule 430A and Rule 424(b) of the rules and regulations of the Commission under the 1933 Act ("Rule 424(b)"), copies of an amended prospectus, or if required by Rule 430A, a post-effective amendment to the registration statement (including an amended prospectus) containing all information so omitted. Each prospectus used before the time such registration statement becomes effective is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it becomes effective, is herein called the "Registration Statement," and the prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, included in the Registration Statement at the time it becomes effective (and including all information deemed to be part of the Registration Statement at the time it becomes effective pursuant to Rule 430A) is herein called the
"Prospectus," except that, if any revised prospectus provided to the Underwriters by the Company for use in connection with the Offering differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first furnished to the Underwriters for such use.

                  The Company understands that the Underwriters propose to make a public offering of the Preferred Securities (the "Offering") as soon as possible after the Registration Statement becomes effective. The Representatives may assemble and manage a selling group of broker-dealers that are members of the National Association of Securities Dealers, Inc. ("NASD") to participate in the solicitation of purchase orders for the Preferred Securities.

                  Section 1. Representations and Warranties.

                  (a) The Offerors jointly and severally represent and warrant to and agree with the Underwriters that:

                       (i) The Company  meets the  requirements  for use of Form
                  S-3 under the 1933 Act and, when the Registration Statement on such form shall become effective and at all times subsequent thereto up to the Closing Time referred to below (and, with respect to the Option Securities, up to the Option Closing Date referred to below), (A) the Registration Statement and any amendments and supplements thereto will comply in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"); (B) neither the Registration Statement nor any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (C) neither the Prospectus nor any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Offerors by the Underwriters expressly for use in the Registration Statement or the Prospectus, or any information contained in any Form T-1, which is an exhibit to the Registration Statement. The statements contained under the caption "Underwriting" in the Prospectus constitute the only information furnished to the Offerors in writing by the Underwriters expressly for use in the Registration Statement or the Prospectus.

                       (ii) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together and with the other information in the Prospectus, at the time the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case after excluding any statement that does not constitute a part of the Registration Statement or the Prospectus pursuant to Rule 412 of the 1933 Act Regulations.

                       (iii) The Company has not distributed and will not distribute any offering material in connection with the Offering other than the Registration Statement, the Prospectus and other material if any, reviewed by the Representatives and, permitted by the 1933 Act.

                       (iv) Grant  Thornton  LLP,  which  certified  the audited
                  financial statements included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations.

                       (v) No stop order  suspending  the  effectiveness  of the
                  Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, and to the Company's knowledge, no proceedings for that purpose have been instituted or are pending or are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with;

                       (vi) The consolidated  financial statements,  audited and
                  unaudited (including the notes thereto), included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America applied on a consistent basis throughout the periods involved, and comply in all material respects with applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X of the Commission. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial, pro forma and statistical data included in the Prospectus are accurate in all material respects and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited consolidated financial statements included or incorporated by reference in the Registration Statement.

                       (vii) The Company is a corporation duly organized, validly existing and duly subsisting under the laws of the Commonwealth of Pennsylvania with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus. Each direct and indirect subsidiary of the Company is an entity duly organized as a corporation or a banking association, validly existing and in good standing under the laws of its respective jurisdiction of organization with corporate or other power and authority under such laws to own, lease and operate its properties and conduct its business. Except for the Banks (as defined below), the Company and each of its direct and indirect subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing could not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise (a "Material Adverse Effect").

                       (viii) The Company is duly  registered  with the Board of
                  Governors of the Federal Reserve System as a bank holding company under the Bank Holding Company Act of 1956, as amended; each subsidiary of the Company that conducts business as a bank is duly authorized to conduct such business in each jurisdiction in which such business is currently conducted; and the deposit accounts of National Penn Bank and Panasia Bank, National Association (each, a "Bank" and collectively the "Banks") are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") up to the maximum allowable limits thereof and, no proceedings for the termination or revocation of such insurance are pending or threatened.

                       (ix)   National   Penn  Bank  is  a  national  bank  duly
                  organized, validly existing and in good standing under the federal laws of the United States of America with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; Panasia Bank, National Association is a national bank duly organized, validly existing and in good standing under the federal laws of the United States of America with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; each Bank is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing could not have a Material Adverse Effect. All of the outstanding shares of capital stock of each Bank and each of the Company's other subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company directly or indirectly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                       (x) Except for National Penn Bank and NPB Delaware, Inc.,
                  the Company does not have any "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X of the Commission.

                       (xi) The Company had, at the date indicated, a duly authorized and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization." The Preferred Securities, Common Securities, Debentures and Guarantee conform in all material respects to the description thereof contained or incorporated by reference in the Prospectus, including without limitation, as set forth under the captions "Description of the Trust," "Description of the Preferred Securities," "Description of the Debentures," "Description of Guarantee" and such description conforms in all material respects to the rights set forth in the instruments defining the same.

                       (xii) This Agreement has been duly  authorized,  executed
                  and delivered by the Offerors and, when duly executed by the Representatives for the Underwriters, will constitute the valid and binding agreement of the Offerors enforceable against the Offerors in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The Guarantee Agreement, the Debentures, the Trust Agreement and the Indenture have each been duly authorized and, when duly executed and delivered by the Company and, in the case of the Guarantee, by the Guarantee Trustee, in the case of the Trust Agreement, by the Trustees, and in the case of the Indenture, by the Indenture Trustee, will constitute the valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or general equitable principles. The Debentures are entitled to the benefits of the Indenture, and the Guarantee Agreement, the Debentures, the Trust Agreement and the Indenture conform in all material respects to the descriptions thereof in the Prospectus. The Trust Agreement, the Guarantee Agreement and the Indenture have been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

                       (xiii) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Delaware Act with the power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus. The Trust has conducted no business to date, and it will conduct no business in the future that would be inconsistent with the description of the Trust set forth in the Prospectus. The Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the agreements and instruments contemplated by the Trust Agreement or described in the Prospectus; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreement and described in the Prospectus; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

                       (xiv) The Preferred Securities have been duly and validly
                  authorized by the Trust for issuance and sale to the Underwriters pursuant to this Agreement and, when executed and authenticated in accordance with the terms of the Trust Agreement and delivered by the Trust to the Underwriters pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and will constitute valid and legally binding obligations of the Trust enforceable in accordance with their terms and entitled to the benefits provided by the Trust Agreement. The Preferred Securities conform in all material respects to the description thereof in the Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same; the holders of the Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and the issuance of the Preferred Securities is not subject to any preemptive or other similar rights.

                       (xv) The  Common  Securities  have been duly and  validly
                  authorized by the Trust and, upon delivery by the Trust to the Company against payment therefor as described in the Prospectus, will be duly and validly issued and fully paid undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof in the Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same; the issuance of the Common Securities is not subject to any preemptive or other similar rights; and at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                       (xvi) The issuance and sale of the  Preferred  Securities
                  and the Common Securities by the Trust, the compliance by the Trust with all of the provisions of this Agreement, the purchase of the Debentures by the Trust, and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Trust Agreement or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its properties; and no consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any such court or other governmental agency or body is required to be obtained by the Trust for the issue and sale of the Preferred Securities and the Common Securities by the Trust, the purchase of the Debentures by the Trust or the consummation by the Trust of the transactions contemplated by this Agreement and the Trust Agreement, including without limitation such consents, approvals, authorizations, licenses, certificates, permits, registrations or qualifications as may be required under the 1933 Act or the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, state securities laws or the TIA.

                       (xvii) The issuance by the Company of the  Guarantee  and
                  the Debentures, the compliance by the Company with all of the provisions of this Agreement, the execution, delivery and performance by the Company of the Trust Agreement, the Debentures, the Guarantee Agreement and the Indenture, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, loan agreement, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the articles of incorporation, charter or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their respective properties, except in any case for such conflicts, breaches, defaults or violations that would not have a Material Adverse Effect, and would not prohibit or otherwise adversely affect the ability of the Company to complete the transactions contemplated thereby; and no consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any such court or other governmental agency or body is required for the issue of the Guarantee and the Debentures or the consummation by the Company of the other transactions contemplated by this Agreement, including without limitation such consents, approvals, authorizations, licenses, certificates, permits, registrations or qualifications as may be required under the 1933 Act or the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, state securities laws or the TIA.

                       (xviii) The  Offerors  have not  engaged in any  activity
                  that would result in the Company or Trust being, and after giving effect to the Offering the Company or Trust will not be, an "investment company," or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"). None of the issued shares of capital stock of the Company or any of its subsidiaries has been issued or is owned or held in violation of any statutory or preemptive rights of shareholders, and no person or entity (including any holder of outstanding shares of capital stock of the Company or its subsidiaries) has any statutory or preemptive or other rights to subscribe for any of the Preferred Securities. None of the capital stock of the Company has been issued in violation of applicable federal or state securities laws.

                       (xix) All of the  outstanding  shares of capital stock of
                  the Company have been duly authorized and validly issued, are fully paid and non-assessable, and are not subject to the preemptive rights of any stockholder of the Company.

                       (xx) All of the issued and outstanding  shares of capital
                  stock of each of the Company's direct or indirect subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable and are owned by the Company or one of its wholly-owned subsidiaries free and clear of any security interests, liens, pledges, claims or other encumbrances, except where the failure to own such shares free and clear of any security interests, liens, pledges, claims or other encumbrances would not have a Material Adverse Effect.

                       (xxi) Since the respective dates as of which  information
                  is given in the Registration Statement and the Prospectus or otherwise disclosed therein, and prior to the Closing Date and Option Closing Date (as such terms are hereinafter defined),
                  (a) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries, (b) the Company has not purchased any of its outstanding capital stock nor declared, made or paid on its capital stock any dividend or distribution of any kind, other than a cash dividend declared on June 26, 2002 and certain shares of the Company's common stock purchased by the Company pursuant to its stock repurchase program, (c) neither the Company nor any of its subsidiaries has entered into any transactions other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, (d) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (e) neither the Company, the Banks nor any other subsidiary has any material liability of any nature, contingent or otherwise, except as set forth in the Prospectus, (f) there has not been any change in the capital stock, long-term debt or short-term debt of the Company or any of its subsidiaries, and (g) there has not been a Material Adverse Effect.

                       (xxii) The Trust is not in violation of the trust certificate of the Trust and neither the Company, the Banks nor any other subsidiary is in violation of any provision of its articles of incorporation, charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that, individually or in the aggregate, would not have a Material Adverse Effect.

                       (xxiii) There is no action,  suit,  proceeding or inquiry
                  before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company, the Banks or any other subsidiary that is required to be disclosed in the Prospectus or that could reasonably be expected to result in a Material Adverse Effect, or that could reasonably be expected materially and adversely to affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected materially and adversely to affect the consummation of the transactions contemplated in this Agreement; all pending legal or governmental proceedings to which the Company, the Banks or any other subsidiary is a party that are not described in the Prospectus, including ordinary routine litigation incidental to its business, if decided in a manner adverse to the Company, would not have a Material Adverse Effect, provided however that the Company has given the Representatives notice of such litigation.

                       (xxiv) There are no material  contracts or documents of a
                  character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

                       (xxv) Each of the  Company  and its  direct and  indirect
                  subsidiaries, including the Banks, has good and marketable title to all properties and assets reflected in the consolidated financial statements or as described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (a) are described in the consolidated financial statements or the Prospectus or (b) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise are in full force and effect, and neither the Company, the Banks nor any other subsidiary has any notice of any material claim that has been asserted by anyone adverse to the rights of the Company, the Banks or any other subsidiary under any such lease or sublease or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

                       (xxvi) Each of the  Company  and its direct and  indirect
                  subsidiaries, including each Bank, owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company, each Bank nor any other subsidiary has received any notice of any restriction upon, or any notice of proceedings relating to revocation or modification of, any such licenses, permits, certificates, consents, orders, approvals or authorizations.

                       (xxvii) The Trust and the  Company  and its  subsidiaries
                  possess all material licenses, certificates, authorities or permits issued by the appropriate state or federal regulatory agencies or bodies necessary to conduct their businesses as described in the Prospectus, and neither the Company nor its subsidiaries have received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is party to or otherwise the subject to any consent decree, consensual resolutions, memorandum of understanding, written commitment or other supervisory agreement with the Board of Governors of the Federal Reserve System or any Federal Reserve Bank, the FDIC, the Office of the Comptroller of the Currency, or any other federal or state authority or agency responsible for the supervision, regulation or insurance of depository institutions or their holding companies.

                       (xxviii)  The  Company  does  not  require  any  consent,
                  approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body in connection with the sale of the Preferred Securities or the consummation of the transactions contemplated by this Agreement, except the registration of the Preferred Securities, the Guarantee and the Debentures under the Act (which, if the Registration Statement is not effective as of the time of execution hereof, shall be obtained as provided in this Agreement) and such as may be required by the NASD, Nasdaq Stock Market's National Market (the "Nasdaq National Market") or under state securities or blue sky laws in connection with the offer, sale and distribution of the Preferred Securities by the Underwriters, including the listing of the Preferred Securities on the Nasdaq National Market.

                       (xxix) No labor problem with the employees of the Company, the Banks or any other subsidiary exists or, to the best knowledge of the Company, is imminent that could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its, the Banks' or any other subsidiary's principal suppliers, contractors or customers that could reasonably be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

                       (xxx) Except as disclosed in the Prospectus, there are no
                  persons with registration or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                       (xxxi) Except as disclosed in the Prospectus, the Company
                  and its direct and indirect subsidiaries, including the Banks, own or possess all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets or other unpatented and/or unpatentable proprietary or confidential information systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") currently employed by them in connection with the business now operated by them except where the failure to own, possess or acquire such patent and proprietary rights would not have a Material Adverse Effect. Neither the Company, the Banks nor any other subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, and which infringement or conflict (if the subject of any unfavorable decision, rule and refinement, singly or in the aggregate) could reasonably be expected to have a Material Adverse Effect.

                       (xxxii) The Company  and each  subsidiary  of the Company
                  have filed all federal, state, local, foreign income, franchise or other tax returns required to be filed and have made timely payments of all taxes, related assessments, fines or penalties due and payable, and no material deficiency has been asserted with respect thereto by any taxing authorities. All tax liabilities have been adequately provided for in the consolidated financial statements of the Company and the Company has provided the Representatives with notice of any pending audits of the Company or any of it subsidiaries by any taxing authorities.

                       (xxxiii) The Preferred  Securities have been approved for
                  listing on the Nasdaq National Market.

                       (xxxiv) The Company has filed with the NASD all documents
                  and notices required by the NASD of companies that have issued securities that are traded on the Nasdaq National Market.

                       (xxxv) Neither the Company nor any of its subsidiaries have: (i) issued any securities within the last 18 months (except for notes to evidence bank loans or other liabilities in the ordinary course of business, shares of the Company's common stock issued under the Company's dividend reinvestment plan, stock option plans, employee stock purchase plan, and other stock-based benefit plans, or as described in the Prospectus); (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; or (iii) engaged any intermediary other than the Underwriters in connection with the Offering and no person is being compensated in any manner for such services.

                       (xxxvi) Neither the Trust, the Company, the Banks nor any
                  other subsidiary has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation, under the 1934 Act or otherwise, of the price of the Preferred Securities.

                       (xxxvii)  Neither  the  Company,  the Banks nor any other
                  subsidiary is or has been (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations and/or orders issued pursuant to foreign, federal, state, municipal or local statutes, laws, ordinances, rules, or regulations (including those relating to any aspect of banking, bank holding companies, consumer credit, truth-in-lending, usury, currency transaction reporting, environmental protection, occupational safety and health and equal employment practices) heretofore or currently in effect, except such violations that have been fully cured or satisfied without recourse or that in the aggregate will not have a Material Adverse Effect.

                       (xxxviii) Each of the Company and its subsidiaries  makes
                  and keeps accurate books and records reflecting its assets and maintains internal accounting controls which provide reasonable assurance that (a) transactions are executed in accordance with management's authorization, (b) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and to maintain accountability for the assets of the Company, (c) access to the assets of the Company and each of its subsidiaries is permitted only in accordance with management's authorization, and (d) the recorded accountability for assets of the Company and each of its subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                       (xxxix) The Company has no off-balance sheet interests or
                  investments other than those in which it holds a less than 5% interest.

                       (xl) The Company has not relied upon the Representatives,
                  Underwriters or legal counsel for the Representatives and Underwriters for any legal, tax or accounting advice in connection with the Offering.

                       (xli) The Company and each  subsidiary  have in place and
                  effective such policies of insurance, with limits of liability in such amounts, as are normal and prudent in the ordinary scope of business similar to that of the Company and such subsidiary in the respective jurisdiction in which they conduct business.

                       (xlii) The form of certificate used to evidence the Preferred Securities complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the Nasdaq National Market;

                       (xliii) None of the Company's  securities nor any deposit
                  instruments of the Banks have ever been, or currently are, rated by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act Regulations.

                       (xliv) Neither the Company, the Banks nor any other subsidiary has any agreement or understanding or any other arrangement with any person (a) concerning the future acquisition by the Company or the Bank of a controlling interest in any entity or (b) concerning the future acquisition by any person of a controlling interest in the Company, the Banks or any other subsidiary, in either case that is required by the 1933 Act or the 1933 Act Regulations to be disclosed by the Company that is not disclosed in the Prospectus.

                  (b) Any certificate signed by any authorized officer of the Company or a Bank and delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

                  Section 2. Sale and Delivery to the Underwriters; Closing.

                  (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to the Underwriters, and the Underwriters agrees to purchase from the Trust, the Initial Securities at the purchase price and terms set forth herein and in the Price Determination Agreement.

                  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust hereby grants an option to the Underwriters to purchase the Option Securities in accordance with the terms set forth herein and in the Price Determination Agreement. The option hereby granted will expire at 9:00 p.m. on the 30th day after the date the Registration Statement is declared effective by the Commission (or at 9:00 p.m. on the next business day following the 30th day if such 30th day is not a business day) and may be exercised, solely for the purpose of covering over-allotments which may be made in connection with the Offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which Underwriters are exercising the option and the time, date and place of payment and delivery for the Option Securities. Such time and date of delivery (the "Option Closing Date") shall be determined by the Representatives but shall not be later than five full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined, nor earlier than the second business day after the date on which the notice of the exercise of the option shall have been given.

                  (b) Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Drinker Biddle & Reath LLP ("Drinker Biddle"), One Logan Square, 18th & Cherry Streets, Philadelphia, Pennsylvania 19103, or at such other place as shall be agreed upon by the Company and the Representatives, at 9:30 a.m. on the third full business day after the effective date of the Registration Statement, or at such other time not earlier than three nor more than ten full business days thereafter as the Representatives and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned office of Drinker Biddle, or at such other place as shall be agreed upon by the Company and the Representatives, on the Option Closing Date as specified in the notice from the Representatives to the Company. Payment for the Initial Securities and the Option Securities, if any, shall be made to the Company by wire transfer of immediately available funds, against delivery to the Representatives for the account of the Underwriters of Preferred Securities to be purchased by it.

                  (c) The Preferred Securities shall be issued in the form of one or more fully registered global securities (the "Global Securities") in book-entry form in such denominations and registered in the name of the nominee of The Depository Trust Company ("DTC") or in such names as the Representatives may request in writing at least one business day before the Closing Date or the Option Closing Date, as the case may be. The Global Securities representing the Initial Securities or the Option Securities to be purchased will be made available for examination by the Representatives and counsel to the Representatives and Underwriters not later than 10:00 a.m. on the business day prior to the Closing Time or the Option Closing Date, as the case may be.

                  Section 3. Certain Covenants of the Offerors. Each of the Offerors covenants jointly and severally with the Underwriters as follows:

                  (a) The Offerors will use their best efforts to cause the Registration Statement to become effective and will notify the Underwriters immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Preferred Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Offerors will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) The Company will not file with the Commission the Prospectus or the amendment referred to in Section 3(a) hereof, any amendment or supplement to the Prospectus or any amendment to the Registration Statement unless the Underwriters have received a reasonable period of time to review any such proposed amendment or supplement and consented to the filing thereof and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. Upon the reasonable request of the Underwriters or counsel for the Underwriters, the Company will promptly prepare and file with the Commission, in accordance with the rules and regulations of the Commission, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Preferred Securities by the Underwriters and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective as promptly as possible. If required, the Company will file any amendment or supplement to the Prospectus with the Commission in the manner and within the time period required by Rule
424(b). The Company will advise the Underwriters, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide evidence to the Underwriters of each such filing or effectiveness.

                  (c) The Offerors will not at any time file or make any amendment to the Registration Statement or, if the Offerors have elected to rely upon Rule 430A, any amendment or supplement to the Prospectus (including documents incorporated by reference into the Registration Statement or the Prospectus) of which the Underwriters shall not previously have been advised and furnished a copy, or to which the Underwriters or counsel for the Underwriters shall reasonably object.

                  (d) The Offerors have furnished or will furnish to the Underwriters as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith (including documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act) and signed copies of all consents and certificates of experts as the Underwriters may reasonably request.

                  (e) The Offerors will deliver or cause to be delivered to the Underwriters, without charge, from time to time until the effective date of the Registration Statement, as many copies of each preliminary prospectus as the Underwriters may reasonably request, and the Offerors hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Offerors will deliver or cause to be delivered to the Underwriters, without charge, as soon as the Registration Statement shall have become effective (or, if the Offerors have elected to rely upon Rule 430A, as soon as practicable after the Price Determination Agreement has been executed and delivered) and thereafter from time to time as requested by the Underwriters during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as the Underwriters may reasonably request.

                  (f) The Offerors will endeavor, in cooperation with the Underwriters, to qualify the Preferred Securities and Debentures for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriter may designate (with the prior approval of the Offerors), and will maintain such qualifications in effect for as long as may be required for the distribution of the Preferred Securities, except that neither of the Offerors shall be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state or other jurisdiction. The Offerors will file such statements and reports as may be required by the laws of each jurisdiction in which the Preferred Securities have been qualified as above provided.

                  (g) The Company will comply with the 1933 Act and the 1933 Act Regulations, and the 1934 Act and the 1934 Act Regulations, so as to permit the completion of the distribution of the Preferred Securities as contemplated in this Agreement and in the Prospectus. If, at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Preferred Securities, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Offerors, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements and will furnish without charge to each of the Underwriters and dealers as many copies of such amended and supplemented Prospectus as may from time to time be reasonably requested.

                  (h) The Company will make generally available (within the meaning of Rule 158 of the 1933 Act Regulations ("Rule 158")) to the holders of the Preferred Securities and the Underwriters as soon as practicable, but not later than 90 days after the close of the period covered thereby if such quarter is the last fiscal quarter of the Company's fiscal year and in all other cases not later than 45 days after the close of the period covered thereby, an earnings statement of the Company and its subsidiaries (in form complying with the provisions of Rule 158) covering a period of at least 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

                  (i) The Trust shall apply the entire proceeds from its sale of the Preferred Securities, combined with the entire proceeds from the issuance by the Trust to the Company of the Trust's Common Securities, to purchase an equivalent amount of Debentures from the Company. The Company and the Bank will use the net proceeds received by them from the sale of the Debentures in the manner specified in the Prospectus under the caption "Use of Proceeds."

                  (j) The Offerors, during the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of Preferred Securities, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act subsequent to the time the Registration Statement becomes effective.

                  (k) For a period of five years after the Closing Time, the Company will furnish to the Underwriters copies of all annual reports, quarterly reports and current reports filed by the Company with the Commission and such other documents, reports, proxy statements and communication (financial or otherwise) as shall be furnished by the Company to its shareholders generally.

                  (l) The Company will provide to the holders of the Preferred Securities annual reports containing financial statements audited by the Company's independent auditors and, provided the Company continues to be subject to the 1934 Act, upon written request, the Company's annual reports on Form 10-K.

                  (m) The Offerors will take such action as may be necessary to comply with the rules and regulations of the Nasdaq National Market in respect of the Offering of the Preferred Securities.

                  (n) The Company shall pay (as provided in Section 4(a)(vi)) the legal fees and related filing fees of Drinker Biddle & Reath LLP, counsel to the Underwriters, to prepare one or more "blue sky" surveys (each, a "Blue Sky Survey") for use in connection with the Offering of the Preferred Securities as contemplated by the Prospectus and a copy of such Blue Sky Survey or surveys shall be delivered to each of the Company and the Underwriters.

                  (o) If, at the time the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A, then the Offerors will prepare, and file or transmit for filing with the Commission in accordance with Rule 430A and Rule 424(b), copies of an amended Prospectus or, if required by Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus) containing all information so omitted.

                  (p) The Company will, at its expense, subsequent to the issuance of the Preferred Securities, prepare and distribute to the Underwriters and counsel to the Underwriters copies of the documents used in connection with the issuance of the Preferred Securities.

                  (q) The Offerors will not, prior to the Option Closing Date or thirty (30) days after the date of this Agreement, whichever occurs first, incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, or any transaction with a related party which is required to be disclosed in the Prospectus pursuant to Item 404 of Regulation S-K of the Commission, except as contemplated by the Prospectus.

                  (r) Neither the Company nor the Trust shall enter into any contractual agreement with respect to the distribution of the Preferred Securities except for the arrangements with the Underwriters.

                  (s) During a period of thirty (30) days from the date of the Prospectus, neither the Trust nor the Company will, without the prior written consent of the Underwriters, (i) other than any Preferred Securities to be sold hereunder, directly or indirectly, offer, sell, offer to sell, or otherwise dispose of any Preferred Securities, any other beneficial interests in the assets of the Trust, or any preferred securities or other securities of the Trust or the Company that are substantially similar to the Preferred Securities, including any guarantee of such securities or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequences of ownership of the Preferred Securities whether any such swap or other agreement is to be settled by delivery of shares of Preferred Securities, other securities, cash or otherwise.

                  Section 4. Payment of Expenses.

                  (a) The Offerors jointly and severally will pay and bear all costs and expenses incident to the performance of its and the Trust's obligations under this Agreement (except for the fees and disbursements of counsel for the Underwriters other than those fees permitted under Section 4(a)(vi)), including (i) the preparation, printing and filing of the
Registration Statement (including financial statements and exhibits), as originally filed and as amended, all amendments thereto, all preliminary prospectuses, the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (ii) the preparation, printing and distribution of this Agreement, the Preferred Securities and the Blue Sky Survey, (iii) the issuance and delivery of the Preferred Securities to the Underwriters, including any transfer taxes payable upon the sale of the Preferred Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) Commission and Nasdaq National Market filing fees, (vi) fees and disbursements of Drinker Biddle & Reath LLP in connection with the Blue Sky Survey (not to exceed $20,000), (vii) the qualification of the Preferred Securities and Debentures under the applicable securities laws in accordance with Section 3(f) hereof, (viii) any filing fee for review of the Offering by the NASD, (ix) the fees and expenses of the Indenture Trustee, including the fees and disbursements of counsel for the Indenture Trustee, in connection with the Indenture and the Debentures; (x) the fees and expenses of the Property Trustee, Delaware Trustee and Guarantee Trustee, including the fees and disbursements of counsel for the Property Trustee, Delaware Trustee and Guarantee Trustee, in connection with the Trust Agreement, the Certificate of Trust and the Guarantee Agreement, (xi) the costs of settlement in same day funds, if desired by the Company, and (xii) all other costs incident to the performance of the Offerors' obligations hereunder.

                  (b) If (i) the Company abandons or terminates the Offering, or
(ii) this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or 9(a), the Company shall reimburse the Representatives and Underwriters for their reasonable out-of-pocket accountable expenses actually incurred, as set forth in this Section 4, and the reasonable fees and disbursements of counsel for the Representatives and Underwriters, not to exceed $100,000 and, in the case of fees and expenses covered by, Section 4(a)(vi), not to exceed an additional $20,000.

                  Section 5. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Preferred Securities that it has agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Offerors contained herein or in certificates of the officers or trustees of the Offerors or any subsidiary delivered pursuant to the provisions hereof, to the execution of the Price Determination Agreement no later than 5:30 p.m. on the first business day following the date hereof, or at such later time as the Representatives may agree in writing (in the Representatives' sole discretion), to the performance by the Offerors of their respective obligations hereunder and to the following further conditions:

                  (a) The Registration Statement shall have become effective not later than 4:00 p.m. on the first business day following the date hereof, or at such later time or on such later date as the Representatives may agree to in writing; at the Closing Time, no stop order suspending the effectiveness of the

Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall be pending or, to the Representatives' knowledge or the knowledge of the Offerors, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Representatives. If the Offerors have elected to rely upon Rule 430A, a prospectus containing the information required by Rule 430A shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

                  (b) At the Closing Time, the Underwriters shall have received:

                       (i) The favorable opinion,  dated as of the Closing Time,
                  of Ellsworth, Carlton, Mixell & Waldman, P.C. ("Ellsworth, Carlton"), counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, substantially in the form set forth in Exhibit B. Such counsel shall state in such opinion that Drinker Biddle shall be entitled to rely thereon in rendering its opinion contemplated by Section 5(b)(iv) hereof.

                       (ii) The favorable opinion, dated as of the Closing Time,
                  of Richards, Layton & Finger, P.A. ("Richards, Layton") special Delaware counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriters, substantially in the form set forth in Exhibit C. Such counsel shall state in such opinion that Drinker Biddle shall be entitled to rely thereon in rendering its opinion contemplated by Section 5(b)(iv) hereof.

                       (iii) The favorable opinion, dated as of the Closing Time, of Richards, Layton, counsel for the Trust Company, in form and substance satisfactory to counsel for the Underwriters, substantially in the form set forth in Exhibit
                  D. Such counsel shall state in such opinion that Drinker Biddle shall be entitled to rely thereon in rendering its opinion contemplated by Section 5(b)(iv) hereof.

                       (iv) The favorable opinion, dated as of the Closing Time,
                  of Drinker Biddle, counsel for the Underwriters, in form and substance satisfactory to the Underwriters. The Offerors shall have furnished Drinker Biddle with such documents as they request for purposes of enabling it to render such opinion.

                  In giving such opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States of America or the laws of Delaware in the case of Richards, Layton, upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Underwriters, in which case the opinion shall state that such counsel believes that it, the Underwriters and the Underwriters' counsel are entitled to so rely upon the opinions of such other counsel. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or trustees of the Company, the Banks and the Trust and certificates of public officials.

                  (c) At the Closing Time and again at the Option  Closing Date,
(i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and shall conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, the Offerors shall have complied in all material respects with Rule 430A (if they shall have elected to rely thereon), and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, a Material Adverse Effect, whether or not arising in the ordinary course of business; (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Offerors, threatened against the Company or any subsidiary or the Trust that would be required to be set forth in the Prospectus that is not set forth therein, and no proceedings shall be pending or, to the knowledge of the Offerors, threatened against either of the Offerors or any subsidiary of the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect, other than as set forth in the Prospectus; (iv) each of the Offerors shall have complied, in all material respects, with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time or Option Closing Date, as applicable; (v) the other representations and warranties of the Offerors set forth in Section l(a) hereof shall be accurate in all material respects as though expressly made at and as of the Closing Time or Option Closing Date, as applicable; and (vi) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose been initiated or, to the best knowledge of the Offerors, threatened by the Commission. At the Closing Time, the Representatives shall have received a certificate of the Chairman of the Board or the President and the Chief Financial Officer of the Company, dated as of the Closing Time, to such effect.

                  (d) At the time that this Agreement is executed by the Company, the Representatives shall have received from Grant Thornton LLP a letter or letters, dated such date, in form and substance satisfactory to the Representatives, confirming that they are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations and the 1934 Act and 1934 Act Regulations, and stating in effect that, with respect to the Company:

                       (i) in their opinion, the consolidated financial statements as of December 31, 2001 and 2000, and for each of the years in the three year period ended December 31, 2001 included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, and the 1934 Act and the 1934 Act Regulations;

                       (ii) on the  basis  of  procedures  (but  not an audit in
                  accordance with accounting standards generally accepted in the United States of America) specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim
                  Financial Information, including a reading of the latest available unaudited interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the Board of Directors of the Company and National Penn Bank and NPB Delaware, Inc. and of the Audit and Executive Committees of the Board of Directors of the Company, and National Penn Bank, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (A) the unaudited interim consolidated financial information included or incorporated by reference in the Prospectus, if any, do not comply as to form in all material respects with applicable accounting requirements of the 1933 Act, or are not presented in conformity with accounting principles generally accepted in the United States of America applied on a basis consistent with that of the audited financial statements included in the Prospectus;

                           (B) at a specified  date not more than three business
                       days prior to the date of this Agreement, there was any increase in total borrowings, including Federal Home Loan Bank advances of the Company and its consolidated subsidiaries or any decrease in total assets, total deposits or stockholders' equity of the Company and its consolidated subsidiaries, any increase in the number of outstanding shares of capital stock of the Company and its consolidated subsidiaries or any increase or decrease in the allowance for loan losses of the Company and its consolidated subsidiaries, in each case as compared with amounts shown in the financial statements at June 30, 2002 included in the Registration Statement, except in all cases for changes, increases or decreases that the Registration Statement discloses have occurred or may occur; or

                           (C) for the period  from June 30, 2002 to a specified
                       date not more than three business days prior to the date of this Agreement, there was any decrease in consolidated net interest income, non-interest income, net income or net income per share diluted or any increase in the consolidated provision for loan losses, in each case as compared with a period of comparable length in the preceding year, except in all cases for changes, increases or decreases that the Registration Statement discloses have occurred or may occur; and

                       (iii) in addition to the procedures referred to in clause
                  (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement (including the Selected Consolidated Financial Data) (having compared such items with, and except as provided in an appendix to such letter or letters have found such items to be in agreement with, the financial statements of the Company or general accounting records of the Company, as applicable, which are subject to the Company's internal accounting controls or other data and schedules prepared by the Company from such records).

                  (e) At the Closing Time, the Representatives shall have received from Grant Thornton LLP a letter, in form and substance satisfactory to the Representatives and dated as of the Closing Time, reaffirming the statements made in the letter(s) furnished pursuant to Section 5(d) hereof, except that the inquiries specified in Section 5(d) hereof shall be made based upon the latest available unaudited interim consolidated financial statements and the specified date referred to shall be a date not more than three days prior to the Closing Time.

                  (f) At the Closing Time, counsel for the Representatives shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Preferred Securities as contemplated in this Agreement and the matters referred to in Section 5(c) hereof and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Offerors, the performance of any of the covenants of the Offerors or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Preferred Securities and the Debentures as contemplated in this Agreement shall be satisfactory in form and substance to the Representatives and to counsel for the Representatives.

                  (g)  The  Company  shall  have  paid,  or  made   arrangements
satisfactory to the Underwriters for the payment of, all such expenses as may be required by Section 4 hereof.

                  (h) In the event the Underwriters exercise the option provided in Section 2 hereof to purchase all or any portion of the Option Securities, the obligations of the Underwriters to purchase the Option Securities that it has agreed to purchase shall be subject to the receipt by the Representatives on the Option Closing Date of:

                       (i) A certificate,  dated the Option Closing Date, of the
                  Chairman of the Board or the President and the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true as of the Option Closing Date;

                       (ii) The favorable opinion of Ellsworth, Carlton, counsel
                  for the Company, addressed to the Underwriters and dated the Option Closing Date, in form satisfactory to counsel to the Underwriters, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(i) hereof;

                       (iii) The favorable opinion of Richards,  Layton, special
                  Delaware   counsel  for  the   Offerors,   addressed   to  the
                  Underwriters and dated the Option Closing Date, in form satisfactory to counsel to the Underwriters, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(ii) hereof;

                       (iv) The favorable opinion of Richards,  Layton,  counsel
                  for the Trust Company, addressed to the Underwriters and dated the Option Closing Date, in form satisfactory to counsel to the Underwriters, relating to the Option Securities and otherwise to the same effect as the opinion required by
                  Section 5(b)(iii) hereof;

                       (v) The favorable  opinion of Drinker Biddle,  counsel to
                  the Underwriters, dated the Option Closing Date, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(iv) hereof; and

                       (vi) A letter from Grant  Thornton  LLP  addressed to the
                  Underwriters and dated the Option Closing Date, in form and substance satisfactory to the Underwriters and substantially the same in form and substance as the letter(s) furnished to the Underwriters pursuant to Section 5(e) hereof.

                  (i) The Preferred Securities, the Guarantee and the Debentures shall have been qualified or registered for sale, or subject to an available exemption from such qualification or registration, under the "blue sky" or securities laws of such jurisdictions as shall have been reasonably specified by the Representatives in accordance with Section 3(f), and the Offering contemplated by this Agreement shall have been cleared by the NASD.

                  If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by the Representatives on notice to the Offerors at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4 of this Agreement. Notwithstanding any such termination, the provisions of Sections 4, 6, 7, 10 and 12 of this Agreement shall remain in effect.

                  Section 6. Indemnification.

                  (a) The Offerors jointly and severally agree to indemnify and hold harmless the Underwriters, each officer, director, employee, agent and legal counsel of the Underwriters, and each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any loss, liability, claim, damage and expense whatsoever (which shall include, but not be limited to, amounts incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim or investigation whatsoever and any and all amounts paid in settlement of any claim or litigation, provided such settlement is entered into with the consent of the Offerors as provided herein), as and when incurred, arising out of, based upon or in connection with (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, contained in (A) any preliminary prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto or in any document incorporated by reference therein or required to be delivered with any preliminary prospectus or the Prospectus or (B) in any application or other document or communication (collectively called an "application") executed by or on behalf of the Company or the Trust or based upon written information furnished by or on behalf of the Company or the Trust filed in any jurisdiction in order to qualify the Preferred Securities under the "blue sky" or securities laws thereof or filed with the Commission, the NASD or any securities exchange, unless such statement or omission or alleged statement or omission was made in reliance upon and in conformity with written information concerning the Underwriters, this Agreement or the compensation of the Underwriters furnished to the Offerors by or on behalf of the Underwriters expressly for inclusion in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or
(ii) any breach of any representation, warranty, covenant or agreement of the Offerors contained in this Agreement. For purposes of this section, the term "expense" shall include, but not be limited to, counsel fees and costs, court costs, out-of-pocket costs and compensation for the time spent by any of the Underwriters' directors, officers, employees and counsel according to his or her normal hourly billing rates. The indemnification provisions shall also extend to all directors, officers, employees, agents, legal counsel and controlling persons of each affiliate of the Underwriters.

                  (b) Each of the Underwriters severally but not jointly agrees to indemnify and hold harmless each of the Offerors, each of their directors or trustees, each officer who signed the Registration Statement, and each person, if any, who controls the Offerors within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any application in reliance upon and in conformity with written information about the Underwriters, this Agreement or the compensation of the Underwriters, furnished to either of the Offerors by the Underwriters expressly for inclusion in such preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application.

                  (c) An indemnified party shall give prompt notice to each indemnifying party if any action, suit, proceeding or investigation is commenced in respect of which indemnity may be sought hereunder, but failure to notify an indemnifying party shall not relieve the indemnifying party from its obligations to indemnify hereunder, except to the extent that the indemnifying party has been prejudiced in any material respect by such failure. If it so elects within a reasonable time after receipt of such notice, an indemnifying party may assume the defense of such action, including the employment of counsel satisfactory to the indemnified parties and the payment of all expenses of the indemnified party in connection with such action. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties that are different from or additional to those available to one or more of the indemnifying parties, in any of which events such fees and expenses shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. The Offerors shall be jointly and severally liable for any settlement of any claim against the
Underwriters (or any of its directors, officers, employees, agents, legal counsel or controlling persons) made without the written consent of the Underwriters, which consent shall not be unreasonably withheld. The Offerors shall not, without the written consent of the Underwriters, settle or compromise any claim against the Underwriters (or any of its directors, officers, employees, agents, legal counsel or controlling persons) based upon circumstances giving rise to an indemnification claim against the Offerors hereunder unless such settlement or compromise provides that the Underwriters and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect to such claim.

                  (d) In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Offerors, on the one hand, and the Underwriters, on the other hand, shall contribute to the amount paid or payable by such indemnified persons as a result of such loss, liability, claim, damage and expense (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors, on the one hand, and the Underwriters, on the other hand, from the underwriting, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors, on the one hand, and the Underwriters, on the other hand, in connection with the statements, acts or omissions which resulted in such loss, liability, claim, damage and expense, and any other relevant equitable considerations. No person found liable for a fraudulent misrepresentation or omission shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation or omission. Notwithstanding the foregoing, the Underwriters shall not be obligated to contribute any amount hereunder that exceeds the amount of the underwriting commission paid to the Underwriters with respect to the Preferred Securities purchased by the Underwriters.

                  (e) The indemnity and contribution agreements contained herein are in addition to any liability which the Offerors may otherwise have to the Underwriters. For purposes of Section 6(a) and 6(b) hereof, the statements contained under the caption "Underwriting" in the Prospectus constitute the only information furnished to the Offerors in writing by the Underwriters expressly for use in the Registration Statement or the Prospectus.

                  (f) Neither termination nor completion of the engagement of the Underwriters nor any investigation made by or on behalf of the Underwriters shall affect the indemnification obligations of the Offerors or the Underwriters hereunder, which shall remain and continue to be operative and in full force and effect.

                  Section 7. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Offerors or their officers or trustees set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Offerors or the Underwriters or any controlling person and will survive delivery of and payment for the Preferred Securities.

                  Section 8. Offering by the Underwriters. The Offerors are advised by the Underwriters that the Underwriters propose to make a public offering of the Preferred Securities, on the terms and conditions set forth in the Registration Statement from time to time as and when the Underwriters deems advisable after the Registration Statement becomes effective. Because the NASD is expected to view the Preferred Securities as interests in a direct participation program, the Offering is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules.

                  Section 9. Termination of Agreement.

                  (a) The Representatives may terminate this Agreement, by notice to the Offerors, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, a Material Adverse Effect on the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of existing hostilities or other national or international calamity or crisis (including without limitation resulting from terrorist activities), the effect of which on the financial markets of the United States is such as to make it, in the Representatives' judgment, impracticable to market the Preferred Securities or enforce contracts for the sale of the Preferred Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASD, or if trading generally on the Nasdaq National Market or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the NASD or any other governmental authority with appropriate jurisdiction over such matters, or (iv) if a banking moratorium has been declared by any federal, Pennsylvania or New York authority, or (v) if there shall have been such material and substantial change in the market for securities in general or in political, financial or economic conditions as in the Representatives' sole judgment makes it inadvisable to proceed with the offering, sale and delivery of the Preferred Securities on the terms contemplated by the Prospectus, (vi) if the Representatives reasonably determines (which determination shall be in good faith) that there has not been satisfactory disclosure of all relevant financial information relating to the Offerors in the Offerors' disclosure documents and that the sale of the Preferred Securities is inadvisable given such disclosures, or (vii) if the Price Determination Agreement has not been executed by all the parties hereto prior to 5:30 p.m. on the first business day following the date of this Agreement.

                  (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 7, 10 and 12 hereof shall remain in effect.

                  Section 10. Notices. All notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly given or if delivered immediately when delivered against receipt, one business day after deposit in the mail, postage prepaid, or with an overnight courier or, in the case of facsimile notice, when receipt is electronically shown, addressed as follows:

                  If to the Underwriters:
                           Janney Montgomery Scott LLC
                           1801 Market Street
                           Philadelphia, Pennsylvania  19103
                           Attention:  Edward J. Losty, Managing Director
                  with a copy to:

                           Drinker Biddle & Reath LLP
                           One Logan Square
                           18th & Cherry Streets
                           Philadelphia, Pennsylvania  19103
                           Attention:  Stephen T. Burdumy, Esq.

                  If to the Company or the Trust:

                           National Penn Bancshares, Inc.
                           Philadelphia & Reading Avenues
                           Boyertown, Pennsylvania  19512
                           Attention:  Wayne R. Weidner
                           Chairman, President and CEO

                  with a copy to:

                           Ellsworth, Carlton, Mixell & Waldman, P.C.
                           1105 Berkshire Boulevard
                           Suite 320
                           Wyomissing, Pennsylvania  19610
                           Attention:  H. Anderson Ellsworth, Esq. or
                                       Jay W. Waldman, Esq.

                  Section 11. Parties. This Agreement is made solely for the benefit of the Underwriters, and the officers, directors, employees, agents and legal counsel of the Underwriters specified in Section 6 hereof, the Trust and the Company and, to the extent expressed, any person controlling the Trust, the Company or the Underwriters, and the directors of the Company, or trustees of the Trust, their respective officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Underwriters of the Preferred Securities.

                  Section 12. Arbitration. Any claims, controversies, demands, disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or otherwise relating to this Agreement shall be submitted to and settled by arbitration conducted in Pennsylvania before three arbitrators, each of whom shall be knowledgeable in the field of securities law and investment banking. Such arbitrators shall be required to apply the contractual provisions hereof in deciding any matter submitted to them and shall not have any authority, by reason of this Agreement or otherwise, to render a decision that is contrary to the mutual intent of the parties as set forth in this Agreement. Such arbitration shall be conducted in accordance with the rules then obtaining of the American Arbitration Association. The parties hereto agree to share equally the responsibility for all fees of the arbitrators, abide by any decision rendered as final and binding and waive the right to appeal the decision or otherwise submit the dispute to a court of law for a jury or non-jury trial. The parties hereto specifically agree that neither party may appeal or subject the award or decision of any such arbitrator to appeal or review in any court of law or in equity or in any other tribunal, arbitration system or otherwise. Judgment upon any award granted by such arbitrator may be enforced in any court having jurisdiction thereof. Discovery shall be allowed pursuant to the intendment of the United States Federal Rules of Civil Procedure and as the arbitrators determine appropriate under the circumstances.

                  Section 13. Governing Law and Time. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania. Specified times of the day refer to Eastern Time.

                  Section 14. Counterparts. This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Trust and the Underwriters in accordance with its terms.

                               Very truly yours,

                               NPB CAPITAL TRUST II

                               By:  National Penn Bancshares, Inc., as Depositor


                               By:
                                  ---------------------------------------------



                               NATIONAL PENN BANCSHARES, INC.


                               By:
                                  ---------------------------------------------


Confirmed and accepted as of the date first above written:

Acting severally on behalf of themselves and the several
Underwriters named in Schedule I hereto

By:  JANNEY MONTGOMERY SCOTT LLC


By:
   ----------------------------------------


By:  ADVEST, INC.



By:
    ---------------------------------------

                                                                       EXHIBIT A


                              NPB Capital Trust II
                           (a Delaware business trust)

                              Preferred Securities

                     % Cumulative Trust Preferred Securities
                 (Liquidation Amount $25 per Preferred Security)

                          PRICE DETERMINATION AGREEMENT
                          -----------------------------




                                                                   August , 2002



JANNEY MONTGOMERY SCOTT LLC
ADVEST, INC.
as Representatives (the "Representatives")
    of the Several Underwriters
Named in Schedule I of the Underwriting
Agreement
c/o Janney Montgomery Scott LLC
1801 Market Street
Philadelphia, Pennsylvania  19103

Ladies and Gentlemen:

         Reference is made to the Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), among NPB Capital Trust II, a Delaware business trust (the "Trust"), National Penn Bancshares, Inc., a Pennsylvania corporation (the "Company" and, together with the Trust, the "Offerors"), and Janney Montgomery Scott LLC and Advest, Inc. who are the Representatives of the several Underwriters named in Schedule I of the Underwriting Agreement (together the "Underwriters"). The Underwriting Agreement provides for the purchase by the Underwriters from the Trust, subject to the terms and conditions set forth therein, of 2,200,000 of the Trust's __% Cumulative Trust Preferred Securities having an aggregate liquidation amount of $55,000,000 (the "Preferred Securities"), subject to the Underwriters' option to purchase up to 330,000 Preferred Securities having an additional aggregate liquidation amount of up to $8,250,000 (to cover over-allotments, if any). This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

         Pursuant to Section 2 of the Underwriting Agreement, the Offerors agree with the Underwriters as follows:

         1. The public offering price per Preferred Security shall be $25.

         2. The purchase price for the Preferred Securities to be paid by the Underwriters shall be $25 per Preferred Security.

         3. The commission per Preferred Security to be paid by the Company to the Underwriters for its commitment hereunder shall be $ per Preferred Security.

         4. The distribution rate on the Preferred Securities shall be % per annum.

         The Offerors represent and warrant to the Underwriters that the representations and warranties of the Offerors set forth in Section 1(a) of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

         This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

         If the foregoing is in accordance with the understanding of the Underwriters of the agreement between the Underwriters and the Offerors, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement between the Underwriters and the Offerors in accordance with its terms and the terms of the Underwriting Agreement.

                               Very truly yours,

                               NPB CAPITAL TRUST II

                               By:  National Penn Bancshares, Inc., as Depositor


                               By:
                                  ----------------------------------------------




                               NATIONAL PENN BANCSHARES, INC.,


                               By:
                                  ----------------------------------------------



Confirmed and accepted as of the date first above written:

Acting severally on behalf of themselves and the several
Underwriters named in Schedule I hereto

By:  JANNEY MONTGOMERY SCOTT LLC


By:
   ----------------------------------------


By:  ADVEST, INC.



By:
    ---------------------------------------

                                                                       EXHIBIT B


         The  opinion of counsel to the  Company  to be  delivered  pursuant  to
Section 5(b)(i) of the Underwriting Agreement shall be substantially to the effect that:

         1. The Company is a corporation duly organized, validly existing and duly subsisting under the laws of the Commonwealth of Pennsylvania with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus. Each direct and indirect subsidiary of the Company is an entity duly organized as a corporation or a banking association, validly existing and duly subsisting under the laws of its respective jurisdiction of organization with corporate or other power and authority under such laws to own, lease and operate its properties and conduct its business.

         2. The Company is duly registered with the Board of Governors of the Federal Reserve System as a bank holding company under the Bank Holding Company Act of 1956, as amended; each subsidiary of the Company that conducts business as a bank is duly authorized to conduct such business in each jurisdiction in which such business is currently conducted; and the deposit accounts of National Penn Bank and Panasia Bank, National Association (each, a "Bank" and collectively the "Banks") are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") up to the maximum allowable limits thereof, and to such counsel's knowledge no proceedings for the termination or revocation of such insurance are pending or threatened.

         3. National Penn Bank is a national bank duly organized, validly existing and duly subsisting under the federal laws of the United States of America with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; Panasia Bank, National Association is a national bank duly organized, validly existing and duly subsisting under the federal laws of the United States of America with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; each Bank is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect.

         4. The Company and each of its direct and indirect subsidiaries (other than the Banks) are duly qualified to transact business as foreign corporations under the corporation laws of each jurisdiction in which the Company or such subsidiary, as the case may be, owns or leases property of a nature, has an office or transacts business of a type that would make such qualification necessary, except where the failure so to qualify would not have a Material Adverse Effect.

         5. All of the issued and outstanding shares of capital stock of each of the Company's direct or indirect subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable and, to such counsel's knowledge, are owned by the Company or one of its wholly-owned subsidiaries free and clear of any security interests, liens, pledges, claims or other encumbrances, except where the failure to own such shares free and clear of any security interests, liens, pledges, claims or other encumbrances would not have a Material Adverse Effect.

         6. The Company had, at the date indicated, a duly authorized and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization." The Preferred Securities, Common Securities, the Debentures and Guarantee conform in all material respects to the description thereof contained or incorporated by reference in the Prospectus, including without limitation, as set forth under the captions "Description of the Trust,"

"Description of the Preferred Securities," "Description of the Debentures," "Description of Guarantee" and such description conforms in all material respects to the rights set forth in the instruments defining the same.

         7. The Company has full corporate power and authority to execute, deliver and perform the Underwriting Agreement, the Trust Agreement, the Guarantee Agreement and the Indenture (the "Operative Documents") and to issue and perform its obligations under the Debentures as contemplated by the Prospectus; the Underwriting Agreement has been duly authorized, executed and delivered by the Company, and, assuming the due authorization, execution and delivery thereof by the Trust and the Underwriters, the Underwriting Agreement constitutes a legal, valid, and binding obligation of each of the Company and the Trust, enforceable against each of the Company and the Trust in accordance with its terms, except as enforceability of the Underwriting Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general equity principles (whether considered in a proceeding in equity or at law).

         8. The Underwriting Agreement is a legal, valid and binding obligation of the Trust enforceable against it in accordance with its terms.

         9. The Trust Agreement has been duly authorized, executed and delivered by the Company and the Administrative Trustees and is a valid and binding obligation of the Company and the Administrative Trustees enforceable against the Company and the Administrative Trustees in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general equity principles (whether considered in a proceeding in equity or at law).

         10. The Guarantee Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general equity principles (whether considered in a proceeding in equity or at law).

         11. The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general equity principles (whether considered in a proceeding in equity or at law).

         12. The Debentures have been duly authorized, executed and delivered by the Company and, when duly authenticated in accordance with the Indenture and delivered and paid for as contemplated by the Prospectus, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and by general equity principles (whether considered in a proceeding in equity or at law).

         13. Neither the Company nor the Trust is, and following the issuance of the Preferred Securities and the consummation of the transactions contemplated by the Operative Documents and the application of the proceeds therefrom as described in the Prospectus, neither the Company nor the Trust will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act.

         14. The statements set forth in the Registration Statement under the captions "Description of the Preferred Securities," "Description of the
Debentures," "Description of the Guarantee" and "Relationship Among the Preferred Securities, the Debentures and the Guarantee," insofar as they purport to describe the provisions of the laws referred to therein, fairly summarize the legal matters described therein.

         15. The statements of law or legal conclusions and opinions set forth in the Registration Statement under the caption "Federal Income Tax Consequences," subject to the assumptions and conditions described therein, constitute such counsel's opinion.

         16. The Registration Statement was declared effective under the 1933 Act as of the date and time specified in such opinion, any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) and, to such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings therefor have been initiated or threatened by the Commission.

         17. The Registration Statement (including the information required by Rule 430A, if applicable) and the Prospectus and any amendment or supplement thereto (except for the financial statements and other financial and statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations.

         18. The documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel expresses no opinion, and except to the extent that any statement therein is modified or superseded in the Prospectus), as of the dates they were filed with the Commission, complied as to form in all material respects with the applicable requirements of the 1934 Act and the 1934 Act Regulations.

         19. Such counsel knows of no governmental or material legal proceedings pending to which the Company or any direct or indirect subsidiary is a party or of which any property of the Company or any direct or indirect subsidiary is the subject that are required to be disclosed in the Registration Statement or that would affect the consummation of the transactions contemplated in the Underwriting Agreement or the Indenture; and such counsel knows of no such proceedings that are threatened or contemplated by governmental authorities or threatened by others.

         20. Such counsel knows of no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or to be filed as exhibits thereto other than those described therein or filed or incorporated by reference as exhibits thereto, and such instruments as are summarized in the Registration Statement are fairly summarized in all material respects.

         21. No approval, authorization, consent, registration, qualification or other order of any public board or body is required in connection with the execution and delivery of the Operative Documents or the issuance and sale of the Preferred Securities and the Debentures or the consummation by the Company of the other transactions contemplated by the Operative Documents, except such as have been obtained under the 1933 Act, the 1934 Act and the Trust Indenture Act or such as may be required under the blue sky or securities laws of various states in connection with the Offering.

         22. To such counsel's knowledge, each of the Company, National Penn Bank, Panasia Bank, N.A. and each other direct or indirect subsidiary of the

Company has all material licenses, permits and other governmental authorizations currently required for the conduct of its business as presently conducted.

         23. The execution and delivery of the Operative Documents, the issue and sale of the Preferred Securities and the Debentures, the compliance by the Company with the provisions of the Preferred Securities, the Debentures, the Operative Documents and the consummation of the transactions therein contemplated will not conflict with or constitute a breach of, or default under,
(a) the articles of incorporation, charter or by-laws of the Company or any direct or indirect subsidiary or (b) any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which either the Company or any direct or indirect subsidiary is a party or by which any of them or any of their respective properties may be bound except for such breaches as would not have a Material Adverse Effect, nor will such action result in a violation on the part of the Company or any direct or indirect subsidiary of any applicable law or regulation or of any administrative, regulatory or court decree.

         24. The Guarantee Agreement and the Indenture constitute the legal, valid and binding obligations of the Trust Company enforceable against the Trust Company in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, receivership or similar laws relating to the enforcement of creditors' rights generally, and by general principles of equity (whether considered in a proceeding in equity or at law).

                  In giving such opinion, such counsel may rely upon the opinion of Richard, Layton & Finger, P.A. ("Richards, Layton"), counsel for the Trust Company, delivered as provided in Exhibit D to the Underwriting Agreement as if that opinion were addressed to such counsel, and the additional opinion of Richards, Layton that the Guarantee Agreement and the Indenture have been duly executed and delivered by the Trust Company. Such counsel shall state in its opinion that it believes that it, the Underwriters and Underwriters' counsel are entitled to so rely upon the aforesaid opinions of Richards, Layton.

         25. Counsel will supplementally provide a written statement that such counsel has participated in the preparation of the Registration Statement and the Prospectus and has reviewed the documents incorporated by reference in the Prospectus, and no facts have come to the attention of such counsel to lead it to believe (a) that the Registration Statement (including the information required by Rule 430A, if applicable) or any amendment thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (b) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Prospectus was issued, or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) that the documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel need not comment, and except to the extent that any statement therein is modified or superseded in the Prospectus), as of the dates they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT C

         The opinion of special Delaware counsel to the Company and the Trust to be delivered pursuant to Section 5(b)(ii) of the Underwriting Agreement shall be substantially to the effect that:

         1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

         2. Under the Delaware Act and the Trust Agreement, the Trust has the requisite power and authority to (i) own its properties and conduct its business, all as described in the Prospectus, (ii) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party,
(iii) purchase and hold the Debentures.

         3. The Trust Agreement constitutes a valid and binding obligation of the Company and the Trustees and is enforceable against the Company and the Trustees in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, receivership, liquidation, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) general principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) considerations of public policy or the effect of applicable law relating to fiduciary duties.

         4. Under the Delaware Act and the Trust Agreement, the Trust has the trust power and authority to execute and deliver, and to perform its obligations under, the Underwriting Agreement and to issue and perform its obligations under the Preferred Securities and the Common Securities.

         5. Under the Delaware Act and the Trust Agreement, the execution and delivery by the Trust of the Underwriting Agreement, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

         6. The Preferred Securities have been duly authorized by the Trust Agreement and, when issued, executed, authenticated and delivered in accordance with the terms of the Trust Agreement against payment therefor as set forth in the Underwriting Agreement, will be duly and validly issued and, subject to the qualifications set forth in this paragraph 6, fully paid and nonassessable undivided beneficial interests in the assets of the Trust. The Preferred Securities are entitled to the full benefits of the Trust Agreement. The holders of the Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitations of personal liability as are extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided that such counsel need express no opinion with respect to the liability of any holder of the Preferred Securities who is, was or may become a named Trustee of the Trust. We note that the Holders may be obligated, pursuant to the Trust Agreement, (i) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities Certificates and the issuance of replacement Preferred Securities Certificates, and (ii) to provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement and (iii) for the debts and obligations of the Trust to the extent provided in the Expense Agreement.

         7. The Common Securities have been duly authorized for issuance by the Trust and, when issued, executed and delivered to the Company against payment therefor in accordance with the terms of the Trust Agreement, will be duly and validly issued and, subject to the qualifications set forth in this paragraph 7, fully paid undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement (subject to the limitations set forth in paragraph 3 above). We note that the Holders may be obligated, pursuant to the Trust Agreement, (i) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Common Securities Certificates and the issuance of replacement Common Securities Certificates, and (ii) to provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement and (iii) for the debts and obligations of the Trust to the extent provided in the Expense Agreement.

         8. Under the Delaware Act and the Trust Agreement, the issuance of the Preferred Securities and the Common Securities is not subject to any preemptive or similar rights.

         9. The issuance and sale by the Trust of the Preferred Securities and Common Securities, the purchase by the Trust of the Debentures, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated by the Underwriting Agreement and the compliance by the Trust with its obligations thereunder will not violate (i) any of the provisions of the Certificate of Trust or the Trust Agreement or (ii) any applicable Delaware law or administrative regulation.

         10. No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with of the issuance and sale of the Preferred Securities and the Common Securities or the performance by the Trust of its obligations under the Operative Documents to which it is a party.

         11. Assuming that the Trust derives no income from or in connection with sources within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, and the Trust will be a grantor trust under the Internal Revenue Code of 1986, as amended, the holders of the Preferred Securities (other than those holders of Preferred Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

                                                                       EXHIBIT D

         The opinion of counsel to the Trust Company to be delivered pursuant to
Section 5(b)(iii) of the Underwriting Agreement shall be substantially to the effect that:

         1. The Trust Company is a Delaware banking corporation, duly incorporated, organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under, the Indenture, the Trust Agreement and the Guarantee Agreement.

         2. The Trust Agreement, Guarantee Agreement and the Indenture have been duly executed and delivered by the Trust Company and the Trust Agreement constitutes the legal, valid and binding obligations of the Trust Company enforceable against the Trust Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, receivership or similar laws relating to the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         3. The execution, delivery and performance of the Trust Agreement, the Guarantee Agreement and the Indenture by the Trust Company does not conflict with or constitute a breach of the certificate of incorporation or by-laws of the Trust Company.

         4. No consent, approval or authorization of, or registration with or notice to any governmental authority or agency of the State of Delaware or the United States of America governing the trust powers of the Trust Company is required for the execution, delivery or performance by the Trust Company of the Trust Agreement, the Guarantee Agreement and the Indenture.

         5. The Debentures delivered on the date hereof have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture.

         6. The Trust Company has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Trust Agreement, the Indenture and the Guarantee Agreement.

                                   SCHEDULE I



---------------------------------------------------------------------------------------------------------
                                  Total Number of Preferred      Number of Option Securities to be
      Underwriter                 Securities to be Purchase    Purchased if Maximum Option Exercised
---------------------------------------------------------------------------------------------------------
Janney Montgomery Scott LLC

---------------------------------------------------------------------------------------------------------
Advest, Inc.